     EXHIBIT 10.3
DIRECTOR COMPENSATION
On May 4, 2006, Inter-Tel, Incorporated revised its director compensation to add compensation policies for the advisory committee to the Board of Directors. Inter-Tel’s complete director compensation schedule is set forth below as so revised:

Description	Before 5/4/06	From 5/4/06
Each regularly scheduled Board of Directors meeting attended	$2,000	$2,000

Quarterly stipend for non-chairman committee members	6,000	6,000

Quarterly stipend for compensation committee chairman	6,500	6,500

Quarterly stipend for governance and nominating committee chairman	6,500	6,500

Quarterly stipend for non-employee chairman of the board of directors	10,500	10,500

Quarterly stipend for audit committee chairman	10,500	10,500

Each regularly scheduled compensation committee meeting attended	1,500	1,500

Each regularly scheduled governance and nominating committee meeting attended or any meeting of a subcommittee thereof	1,500	1,500

Each regularly scheduled audit committee meeting attended	2,000	2,000

Each regularly scheduled or special advisory committee meeting, or a subcommittee thereof, attended	1,500	1,500

Attendance at a regularly scheduled or special meeting of the advisory committee, or a subcommittee thereof, by non-member directors	—	1,500

Each regularly scheduled or special meeting of a special committee of the Board or a subcommittee thereof attended	1,500	1,500

Each special meeting of the Board or committee of the Board, including unanimous written consents in lieu of board meetings	2,000	2,000

Expenses of attending Board and Committee meetings	As incurred	As incurred

The Company also allows each director to elect to participate in the health benefit plans each year.	Participation	Participation
Directors are offered participation in the same plans offered to employees, subject to payment by	offered in Company	offered in Company
each electing director at employee participant rates, plus all applicable co-pays and/or deductibles.	plans	plans

	50% of eligible	50% of eligible
	tuition plus	tuition plus
Director continuing education expenses.	expenses	expenses

Annual stock option grants to purchase shares of Common Stock, pursuant to the Company’s Director Stock Option Plan (as amended), at the market price five (5) business days after the date of the annual Board meeting	7,500	7,500